UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2021

BROOKLYN IMMUNOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 58th Street, Building A, Suite 2100
Brooklyn, New York	11220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.005 par value per share	BTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dennis H. Langer as Director

On April 12, 2021, the board of directors elected Dennis H. Langer, M.D., J.D. to serve as a member of the board, with a term effective on May 1, 2021 and continuing until our 2021 annual meeting of stockholders. It is expected that Dr. Langer will be appointed to the board’s audit committee.

Dr. Langer has served as a director of several public and private pharmaceutical, biotechnology and diagnostic companies, and served in leadership roles in several health care companies. From 2013 to 2014, Dr. Langer served as Chairman and Chief Executive Officer of AdvanDx, Inc., a developer of advanced molecular diagnostic products. From 2005 to 2010, Dr. Langer served as Managing Partner of Phoenix IP Ventures, LLC, a private equity and venture capital firm focused on life sciences companies. From 2004 to 2005, he was President, North America for Dr. Reddy’s Laboratories, Inc., a multinational pharmaceutical company. From 1994 until 2004, Dr. Langer held several senior positions, including Senior Vice President of Research and Development, at GlaxoSmithKline plc (and its predecessor, SmithKline Beecham plc), a multinational pharmaceutical company. Dr. Langer has served as a director of Myriad Genetics, Inc. (Nasdaq:MYGN), a molecular diagnostic company, since May 2004. Dr. Langer received a J.D. from Harvard Law School, an M.D. from Georgetown University School of Medicine, and a B.A. in Biology from Columbia University.

There are no family relationships between Dr. Langer and any of our existing directors or our executive officers, and Dr. Langer has not had any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Resignation of George P. Denny III as Director

As disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2021, George P. Denny III notified the board of directors of his intention to resign as a director effective in connection with the board’s identification and election of an additional new director. Mr. Denny’s resignation as a director will be effective as of May 1, 2021, upon the appointment of Dennis H. Langer to the board.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify, to the fullest extent permitted by Delaware law, each of our directors and executive officers against expenses incurred by the director or executive officer in connection with proceedings because of their status as one of our directors or executive officers. The board of directors has approved a form of indemnification agreement to be entered into with each person who serves as one of our directors or executive officers from time to time in order to provide for, among other things, such indemnification (subject to certain limitations) as well as the advancement of all expenses incurred by the director or executive officer in connection with a legal proceeding arising out of their service to us, in each case to the extent permitted by Delaware law.

On April 14 and 15, 2021, we entered into our standard form of indemnification agreement with each person serving as one of our directors and executive officers as of those dates. We expect each person who joins us as a new director or executive officer after April 15, 2021 to enter into our standard form of indemnification agreement promptly after commencing service with us.

The foregoing summary of our standard form of indemnification agreement is qualified in its entirety by reference to the text of the agreement, which form is being filed as Exhibit 10.1 to this report, as supplemented by the schedule filed as Exhibit 10.1(a) to this report, both of which exhibits are incorporated in this report by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1+	Form of Indemnification Agreement

10.1(a)	Schedule identifying agreements substantially identical to the form of indemnification agreement filed as Exhibit 10.1

+          Indicates management contract or compensatory plan.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN IMMUNOTHERAPEUTICS, INC.

Dated: April 16, 2021	By:	/s/ Howard J. Federoff
Howard J. Federoff
Chief Executive Officer and President